Exhibit 10.2

ORTHOFIX INTERNATIONAL N.V.

STAFF SHARE OPTION PLAN
(as amended through April 22, 2003)

1.	Purpose and Background

This Staff Option Plan (the “Plan”) is intended to provide an incentive to certain officers, employees, directors and consultants of Orthofix International N.V. (the “Company”) and its subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of options (“Options”) to purchase Common Shares of the Company.

The Plan is being restated as of March 31, 1992 (the “Restatement Date”) and is being submitted for ratification by the Company’s shareholders in connection with the public offering in the United States of up to 3,737,500 of the Company’s Common Shares (the “Initial Public Offering”) and the related repurchase by the Company of certain of its outstanding shares and declaration of a stock dividend and stock split, as a result of which 8,212,386 Common Shares (before completion of the Initial Public Offering) will be outstanding (such repurchase of shares, stock dividend and stock split are collectively referred to as the “Recapitalization”).  The number of shares subject to outstanding Options and the exercise price of such Options and certain other terms of Options under the Plan are being adjusted to take account of the Initial Public Offering and the Recapitalization and all reference herein thereto are on a post-Recapitalization basis.

2.	Shares Subject to the Plan

The maximum aggregate number of Common Shares which may be issued pursuant to Options granted under the Plan is 2,239,700.  This maximum aggregate number shall be subject to adjustment as provided in Section 9 hereof.  Shares issued upon exercise of Options may be either authorized and unissued shares or shares held by the Company in its treasury.  If Options granted hereunder expire or terminate for any reason without having been exercised, the underlying shares with respect thereto shall again be available for grants of further Options under the Plan.

3.	Administration

The Board of Directors of the Company (the “Board”) will administer the Plan, provided, however, that the Board may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set.  Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the Plan and notices of awards made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan, but in no event shall any such action adversely affect the rights of an optionee over Options previously granted.  The decisions of the Board as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

The options shall be entered in a register, kept by or on behalf of the Board.

4.	Eligibility

Options may be granted to officers, other employees, directors and consultants of the Company or any of its Subsidiaries (as such term is defined in Section 6(d)), or to such other persons whom the Board determines are in a position to contribute to the success of the Company.  The Board shall have the authority to select the persons to whom Options may be granted and to determine the number and terms of Options to be granted to each such person.  Under this Plan, references to “employment”, “employed”, etc. include optionees who are consultants of the Company.

5.	Terms and Conditions of Options

Each Option granted under the Plan shall be evidenced by a written notice of option grant containing the following terms and conditions (or incorporating by reference the relevant terms and conditions set forth herein):

(a)           Option Price.  The Board shall fix the share exercise price for each Option at the time of grant thereof.  Such exercise price may, in the discretion of the Board, be less than, equal to or greater than the fair market value of a Common Share on the date the Option is granted.  With respect to periods prior to the completion of the Initial Public Offering (and periods following the Initial Public Offering if the Common Shares cease to be publicly traded in the United States), the fair market value of the Common Shares will be determined by the Board in good faith.  With respect to periods following the completion of the Initial Public Offering, and for so long as the Common Shares are publicly traded in the United States, the fair market value of a Common Share will mean the average of the highest and lowest quoted selling price of a Common Share as reported on the composite tape for securities listed on such national securities exchange on which the Common Shares are traded as may be designated by the Board, or, if the Common Shares are not listed for trading on a national securities exchange but are quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred).

All Options granted prior to the Restatement Date were granted with a per share exercise price equal to the fair market value of a Common Share as of the date of grant, as determined by the Board.

(b)           Expiration.  Unless otherwise determined by the Board at the time of grant, each Option granted under the Plan shall expire on a date specified in the written notice of option relating to such Option, provided, however, that such date shall be no later than the 10 year anniversary of the date of grant of the Option, to the extent not previously exercised or otherwise terminated earlier in accordance with Section 6.

(c)           Vesting.  The Board shall establish a vesting schedule for each Option at the time of grant.  The vesting schedules applicable to Options granted prior to the Restatement Date are indicated on Exhibit A hereto.  Subject to the other terms and conditions of this Plan, Options shall be exercisable to the extent, and only to the extent they have vested.

(d)           Exercise.  Subject to Sections 5(e) and 5(g) hereof, an Optionee may exercise all or any portion of an Option (to the extent vested) by giving written notice to the Company, provided, however, that no less than 100 shares may be purchased upon any exercise of the Option unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable, and provided, further, that in no event shall an Option be exercisable for a fractional share.  The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 5(e) and 5(g) are satisfied.

(e)           Payment.  Prior to the issuance of a certificate pursuant to Section 5(g) hereof evidencing the Common Shares in respect of which all or a portion of an Option shall have been exercised, the Optionee shall have paid to the Company the option price for all Common Shares purchased pursuant to the exercise of such Option.  Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company, in U.S. dollars or in such other currency as the Company may accept for such purposes or, in the discretion of the Board, payment may be made by tendering Common Shares already owned by the Optionee valued at their fair market value (determined in accordance with Section 5(a)), or in any combination of cash or such shares as the Board in its sole discretion may approve.

(f)           Rights as a Shareholder.  No Common Shares shall be issued in respect of the exercise of an Option until full payment therefor has been made.  The holder of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares is issued to him or her.  Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such share certificate is issued.

(g)           Issuance of Share Certificates.  Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the option price for the number of shares with respect to which an Option is exercised, the Company shall deliver to the optionee (or following the optionee’s death, such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the optionee (or such other person), one or more stock certificates for the appropriate number of Common Shares issued in connection with such exercise.  Such shares shall be fully paid and nonassessable and shall be issued in the name of the optionee (or such other person).

(h)           Transferability of Options.  No Option granted under the Plan shall be assignable or transferable except by will and/or by the laws of descent and distribution, and each such Option shall be exercisable during the optionee’s lifetime only by him or her.

6.	Termination of Employment

(a)           Forfeiture of Unvested Portion of Options upon Termination of Employment.  Except in the case of death or Permanent Disability (as such terms are defined herein) of an optionee, if an optionee’s employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of any vesting period requirement under Section 5(c) hereof, the unvested portion of the Option shall be forfeited to the Company, and the optionee shall have no further right or interest therein, provided, however, that if an optionee’s employment is terminated by the Company or one of its Subsidiaries other than for Cause (as such term is defined herein), Options previously granted to the optionee shall be considered vested with respect to the aggregate number of shares as to which such Options would have been vested as of December 31, of the year in which such termination of employment occurs.

(b)           Exercise Following Termination of Employment.  If an optionee’s employment with the Company and its Subsidiaries terminates for any reason other than death or Permanent Disability after an Option has vested in accordance with Section 5(c) hereof with respect to all or a portion of the Common Shares subject to the Option, the optionee shall have the right, subject to the terms and conditions of the Plan and the notice of award, to exercise the Option, to the extent it has vested as of the date of such termination of employment, at any time within 180 days after the date of such termination, subject to the earlier expiration of the Option as provided in Section 5(b).

(c)           Exercise Following Death or Permanent Disability.  If an optionee’s employment with the Company and its Subsidiaries terminates by reason of death or Permanent Disability prior to the satisfaction of any vesting period requirement under Section 5(c) hereof, Options granted to the optionee shall be deemed to have vested in full as of the date of termination of employment due to death or Permanent Disability.  In the event of Permanent Disability, the optionee or his designated personal representative may exercise his or her Options within one year after the date of termination of employment, subject to the earlier expiration of such Options as provided in Section 5(b).  In the event of an optionee’s death while employed by the Company or one of its Subsidiaries or otherwise within the period of time after termination of employment during which the optionee was entitled to exercise an Option, the Options granted to such optionee may be exercised by his or her estate, personal representative or beneficiary within one year after the date of death, subject to the earlier expiration of the Option as provided in Section 5(b).

(d)           Definitions.  For the purpose of this Plan, the following terms shall have the meanings specified below:

(i)            Termination of Employment.  The employment of an optionee shall be deemed terminated if the optionee is no longer employed by the Company or any of its Subsidiaries for any reason.  The Board shall have discretion to determine whether an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes of the Plan.

(ii)           Permanent Disability.  “Permanent Disability” means termination of an optionee’s employment as a result of a physical or mental incapacity which substantially prevents the optionee from performing his or her duties as an employee and that has continued at least 180 days and can reasonably be expected to continue indefinitely.  Any dispute as to whether or not an optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Board.

(iii)          Cause.  “Cause” means termination of an optionee’s employment because of the optionee’s (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company or (ii) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction which such conviction or guilty plea occurs or (iii) unauthorized disclosure of any trade secrets or other confidential information relating to the Company’s business and affairs (except to the extent such disclosure is required under the applicable law).

(iv)          Subsidiary.  “Subsidiary” means any corporation or other entity in which the Company directly or indirectly owns stock or other securities possessing 50% or more of the total combined voting power of all classes of stock and other securities of such corporation or other entity.

(e)           Board Authority.  The Board shall have the authority, in its discretion, to vary or waive the terms of this Section 6 as they apply to any optionee whose employment with the Company and its Subsidiaries terminates for any reason.

7.	Tax Withholding

The Company shall have the right, prior to the delivery of any certificates evidencing Common Shares to be issued upon full or partial exercise of an Option, to require the optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirements.  The Company may, in its discretion, permit an optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares that would otherwise be received by the optionee, pursuant to such rules as the Board may establish from time to time.  The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Option any applicable taxes required to be withheld with respect to such payments.

8.	No Restriction on Right to Effect Corporate Changes; No Right to Employment

Neither the Plan nor the existence of any Option shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into or otherwise affecting the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

In addition, neither the Plan nor the existence of any Option shall be deemed to limit or restrict the right of the Company to terminate an optionee’s employment at any time, for any reason, with or without Cause.

9.	Adjustment of and Changes in Shares

In the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the Common Shares, the Board shall make such equitable adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding Options granted under the Plan or available to be granted under the Plan.  The foregoing equitable adjustment shall be determined by the Board in its sole discretion.

10.	Preemption of Applicable Laws and Regulations

If, at any time specified in the Plan or in a notice of award under the Plan for the issuance of Common Shares to an optionee, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

11.	Change in Control

(a)           Board Discretion.  The Board, in its sole discretion, may, at any time prior to, or coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of optionees in Options granted under the Plan, including without limitation: (i) accelerating any time periods relating to the exercise of Options; (ii) providing for optionees to receive, in cancellation of their outstanding options, an amount of cash in respect of each share subject to an Option equal to the excess of the highest per share exercise price of the relevant Option; (iii) making such other adjustments to the Options then outstanding as the Board deems appropriate to reflect such Change in Control; or (iv) causing the Options then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

The Board may, in its discretion, including such further provisions and limitations in any notice of award documenting Options as it may deem equitable and in the best interests of the Company in the event of a Change of Control.

(b)           Definition of Change in Control.  For purpose of the Plan, the “Change in Control” means:

(i)           the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the United States Securities Exchange Act of 1934, as amended) of 30% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 30% or more of the total value of all equity securities of the Company, provided, however, that the following acquisitions of shares or other securities shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (IV) any acquisition by any individual, entity or group who owned Common Shares as of the date prior to the effective date of the Company’s registration statement on Form F-1 relating to the Initial Public Offering; or

(ii)           individuals who as of the effective date of the Initial Public Offering constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, except that any director whose election or nomination for election was approved by the vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as the result of either an actual or threatened election contest of other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

12.	Amendment and Termination of the Plan

The Board may amend or terminate the Plan.  Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of Common Shares as to which Options may be granted under the Plan shall be subject to the approval of the holders of a majority of the Common Shares issued and outstanding.  No amendment or termination may adversely affect any outstanding Option without the written consent of the optionee.

13.	Application of Funds

The proceeds received by the Company from the sale of Common Shares pursuant to Options will be used for general corporate purposes.

14.	Governing Law

The Plan and each Option hereunder shall be governed by the laws of the Netherlands Antilles.

15.           Term of the Plan

Unless earlier terminated pursuant to Section 12, the Plan will terminate on June 30, 2005.  The rights of optionees under Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the relevant Options.